Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 1

Dated as of April 20, 2020

to

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of June 14, 2019

THIS AMENDMENT NO. 1 (this “Amendment”) is made as of April 20, 2020 by and among Chart Industries, Inc., a Delaware corporation (the “Company”), Chart Industries Luxembourg S.à r.l., a private limited liability company (société à responsabilité limitée), incorporated under the laws of Luxembourg, having its registered office at 2, rue des Dahlias, L-1411 Luxembourg and registered with the Luxembourg Trade and Companies Register under number B 148.907 (“Chart Luxembourg”), Chart Asia Investment Company Limited, a private limited company incorporated under the laws of Hong Kong with company number 1174361 and having its registered office address at 36/F., Tower Two, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong (“Chart Hong Kong” and, together with the Company and Chart Luxembourg, the “Borrowers”), the financial institutions listed on the signature pages hereof and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), under that certain Fourth Amended and Restated Credit Agreement dated as of June 14, 2019 by and among the Borrowers, the Lenders and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

WHEREAS, the Company has requested that the requisite Lenders and the Administrative Agent agree to a certain amendments to the Credit Agreement;

WHEREAS, the Borrowers, the Lenders party hereto and the Administrative Agent have agreed to amend the Credit Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders party hereto and the Administrative Agent hereby agree to enter into this Amendment.

1.     Amendments to the Credit Agreement. Effective as of the date of satisfaction of the conditions precedent set forth in Section 2 below, the parties hereto agree that the Credit Agreement is hereby amended as follows:

(a)     Section 1.01 of the Credit Agreement is hereby amended to add the following definitions thereto in the appropriate alphabetical order and, where applicable, replace the corresponding previously existing definitions:

““Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.”

““Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1⁄2 of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period in Dollars on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 hereof, then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 2.00%, such rate shall be deemed to be 2.00% for purposes of this Agreement.”

““Amendment No. 1 Effective Date” means April 20, 2020.”

““Applicable Margin” shall mean, for any day with respect to any Eurocurrency Loan that is a Revolving Facility Loan or Term Loan and any ABR Loan that is a Revolving Facility Loan or Term Loan, and with respect to the Commitment Fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Eurocurrency Spread”, “ABR Spread”, “Commitment Fee Rate” or “Ticking Fee Rate”, as the case may be, based upon the Leverage Ratio applicable on such date:

	Leverage Ratio	Eurocurrency Spread	ABR Spread	Commitment Fee Rate / Ticking Fee Rate

Category 1:	< 1.50 to 1.00	1.25%	0.25%	0.20%

Category 2:	≥ 1.50 to 1.00 but < 2.00 to 1.00	1.50%	0.50%	0.20%

Category 3:	≥ 2.00 to 1.00 but < 2.50 to 1.00	1.75%	0.75%	0.25%

Category 4:	≥ 2.50 to 1.00 but < 3.00 to 1.00	2.00%	1.00%	0.30%

Category 5:	≥ 3.00 to 1.00 but < 3.50 to 1.00	2.25%	1.25%	0.35%

Category 6:	≥ 3.50 to 1.00	2.50%	1.50%	0.40%

For purposes of the foregoing, (1) the Leverage Ratio shall be determined as of the last day of each fiscal quarter of the Company’s fiscal year based upon the consolidated financial information of the Company and its Subsidiaries delivered pursuant to

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Section 5.04(a) or (b) and (2) each change in the Applicable Margin resulting from a change in the Leverage Ratio shall be effective on the first Business Day after the date of delivery to the Administrative Agent of such consolidated financial information indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that until the Administrative Agent’s receipt of the consolidated financial information of the Company and its Subsidiaries delivered pursuant to Section 5.04(b) for the first fiscal quarter the Company ending after the Amendment No. 1 Effective Date, the Leverage Ratio shall be deemed to be in Category 6; provided further that the Leverage Ratio shall be deemed to be in Category 6 at the option of the Administrative Agent or the Required Lenders, at any time during which the Company fails to deliver the consolidated financial information when required to be delivered pursuant to Section 5.04(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial information is delivered.”

““Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.”

““Bail-In Legislation” shall mean, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).”

““Consolidated Debt” at any date shall mean (without duplication) all Indebtedness (in each case, excluding intercompany Indebtedness) consisting of Capital Lease Obligations, Indebtedness for borrowed money (other than letters of credit to the extent undrawn) and Indebtedness in respect of the deferred purchase price of property or services of the Company and its Subsidiaries determined on a consolidated basis on such date plus any Receivables Net Investment. For the avoidance of doubt, obligations under any Permitted Supplier Finance Facility shall not be included in Consolidated Debt.”

““Interpolated Rate” shall mean, at any time, for any Interest Period, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available for the applicable currency) that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available for the applicable currency) that exceeds the Impacted Interest Period, in each case, at such time; provided that (i) if any Interpolated Rate with respect to a Eurocurrency Borrowing denominated in Dollars shall be less than 1.00%, such rate shall be deemed to be 1.00% for the purposes of this Agreement and (ii) if any Interpolated Rate with respect to a Eurocurrency Borrowing denominated in a Foreign Currency shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.”

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““LIBO Screen Rate” shall mean, for any day and time, with respect to any Eurocurrency Borrowing denominated in any Agreed Currency and for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for such Agreed Currency for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that (i) if the LIBO Screen Rate as so determined in respect of a Eurocurrency Borrowing denominated in Dollars would be less than 1.00%, such rate shall be deemed to be 1.00% for the purposes of this Agreement and (ii) if the LIBO Screen Rate as so determined in respect of a Eurocurrency Borrowing denominated in a Foreign Currency would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.”

““Permitted Deferred Purchase Price” shall mean, with respect to a Permitted Supplier Finance Facility, a portion of the purchase price payable for the related accounts receivable not in excess of 10% of the total purchase price, which is payable to the related Loan Parties after the date of sale (or paid to the related Loan Parties and returned to the purchaser as a discount to the purchase price after the date of sale) and may be subject to reduction on account of collection shortfalls or the timing of receipt, if any, on the related accounts receivable or offset against amounts owing by the related Loan Parties on account of their Permitted Undertakings.”

““Permitted Supplier Finance Facility” shall mean an arrangement entered into by one or more Loan Parties with one or more third-party financial institutions that is either (a) established by a customer of such Loan Parties for the purpose of facilitating the processing of accounts receivable of such Loan Parties from such customer or (b) established by such Loan Parties for the purpose of accelerating the receipt of cash by selling accounts receivable of such Loan Parties from one or more customers, which in either case provides for the direct and irrevocable (other than repurchase obligations constituting Permitted Undertakings) purchase of such accounts receivable by such third- party financial institutions from one or more of the Loan Parties for a fair market value purchase price consisting solely of cash (and customary rights to service the related accounts receivable retained by the Loan Parties as part of the arrangement) payable to the Loan Parties on the date of purchase and not subject to rescission, adjustment or offset (except to the extent of any Permitted Deferred Purchase Price) and reflecting such discount rates as may be customary for the credit risk of the relevant customer for the applicable duration of such accounts receivable; provided that (i) no third-party financial institution shall have any recourse to any Loan Party (other than in respect of Permitted Undertakings) or the assets of any Loan Party (other than repurchase obligations constituting Permitted Undertakings and their right to receive any Permitted Deferred Purchase Price), (ii) no Loan Party shall Guarantee any liabilities or obligations with respect to such arrangement (other than a Guarantee of a Loan Party of the Permitted Undertakings of another Loan Party), (iii) no Loan Party shall provide any guarantee, surety or other credit support for any of the obligations owed by any customer to such third-party financial institution under any such financing arrangement (other than through a Permitted Deferred Purchase Price) and (iv) such arrangement otherwise is structured in a manner consistent with the delivery of a “true sale” / “absolute transfer” opinion with respect to all such purchases.”

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““Permitted Undertakings” shall mean, with respect to a Permitted Supplier Finance Facility, obligations of a Loan Party to (a) repurchase accounts receivable as a result of, or indemnify the relevant third-party financial institution for losses arising from, breaches of representations, warranties and covenants made by such Loan Party pursuant to such Permitted Supplier Finance Facility, which representations, warranties and covenants relate solely to non-credit related characteristics of the relevant accounts receivable or non-credit related servicing obligations of a Loan Party with respect thereto, and not in any way to any customer’s solvency or financial ability to pay (other than representations as to credit-related characteristics of the accounts or the customer that are made solely as of the date of sale), and which the Company has determined in good faith to be customary for a seller or servicer of accounts receivable in a non-recourse, bankruptcy-remote direct purchase of accounts receivable and (b) pay reasonable and customary indemnities, fees and expenses (that do not in any way relate to any customer’s solvency or financial ability to pay) in connection with such Permitted Supplier Finance Facility.”

““Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.”

““UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.”

““UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.”

““Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.”

(b)     The definition of “EBITDA” appearing in Section 1.01 of the Credit is hereby amended to replace the reference to “this clause (xiv));” therein and replace such reference with a reference to “this clause (xiv)),”.

(c)     The definition of “Permitted Receivables Financing” appearing in Section 1.01 of the Credit is hereby amended to replace the reference to “shall mean one or more transactions pursuant to which Receivables Assets” therein and replace such reference with a reference to “shall mean one or more transactions (other than a Permitted Supplier Finance Facility) pursuant to which Receivables Assets”.

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(d)    Section 2.14(a) of the Credit Agreement is hereby restated in its entirety as follows:

“(a)     If at the time that the Administrative Agent shall seek to determine the LIBO Screen Rate on the Quotation Day for any Interest Period for a Eurocurrency Borrowing, the LIBO Screen Rate shall not be available for such Interest Period and/or for the applicable currency with respect to such Eurocurrency Borrowing for any reason, and the Administrative Agent shall reasonably determine that it is not possible to determine the Interpolated Rate (which conclusion shall be conclusive and binding absent manifest error), then the Reference Bank Rate shall be the LIBO Rate for such Interest Period for such Eurocurrency Borrowing; provided that (i) if the Reference Bank Rate with respect to a Eurocurrency Borrowing denominated in Dollars shall be less than 1.00%, such rate shall be deemed to be 1.00% for the purposes of this Agreement and (ii) if the Reference Bank Rate with respect to a Eurocurrency Borrowing denominated in a Foreign Currency shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided, further, however, that if less than two Reference Banks shall supply a rate to the Administrative Agent for purposes of determining the LIBO Rate for such Eurocurrency Borrowing, (i) if such Borrowing shall be requested in Dollars, then such Borrowing shall be made as an ABR Borrowing at the Alternate Base Rate and (ii) if such Borrowing shall be requested in any Foreign Currency, the LIBO Rate shall be equal to the rate determined by the Administrative Agent in its reasonable discretion after consultation with the Company and consented to in writing by the Required Lenders (the “Alternative Rate”); provided, however, that (i) until such time as the Alternative Rate shall be determined and so consented to by the Required Lenders, Borrowings shall not be available in such Foreign Currency and (ii) (x) if any Alternative Rate with respect to a Eurocurrency Borrowing denominated in Dollars shall be less than 1.00%, such rate shall be deemed to be 1.00% for the purposes of this Agreement and (y) if any Alternative Rate with respect to a Eurocurrency Borrowing denominated in a Foreign Currency shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. It is hereby understood and agreed that, notwithstanding anything to the foregoing set forth in this Section 2.14(a), if at any time the conditions set forth in Section 2.14(c)(i) or (ii) are in effect, the provisions of this Section 2.14(a) shall no longer be applicable for any purpose of determining any alternative rate of interest under this Agreement and Section 2.14(c) shall instead be applicable for all purposes of determining any alternative rate of interest under this Agreement.”

(e)    Section 2.14(c) of the Credit Agreement is hereby restated in its entirety as follows:

“(c)     Notwithstanding the foregoing, if at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in Section 2.14(b)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in Section 2.14(b)(i) have not arisen but any of (w) the supervisor for the administrator of the LIBO Screen Rate has made a public statement that the administrator of the LIBO Screen Rate is insolvent (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (x) the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (y) the supervisor for the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which

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the LIBO Screen Rate will permanently or indefinitely cease to be published or (z) the supervisor for the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Screen Rate may no longer be used for determining interest rates for loans, then the Administrative Agent and the Company shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes (including, without limitation, the modification or replacement of clause (c) set forth in the definition of “Alternate Base Rate”) to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Rate); provided that, (i) if such alternate rate of interest as so determined with respect to a Eurocurrency Borrowing denominated in Dollars would be less than 1.00%, such rate shall be deemed to be 1.00% for the purposes of this Agreement and (ii) if such alternate rate of interest as so determined with respect to a Eurocurrency Borrowing denominated in a Foreign Currency would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 9.08, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this Section 2.14(c) (but, in the case of the circumstances described in clause (ii)(w), clause (ii)(x) or clause (ii)(y) of the first sentence of this Section 2.14(c), only to the extent the LIBO Screen Rate for the applicable currency and such Interest Period is not available or published at such time on a current basis), (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing in the applicable currency or for the applicable Interest Period, as the case may be, shall be ineffective, (y) if any Borrowing Request requests a Eurocurrency Borrowing in Dollars, such Borrowing shall be made as an ABR Borrowing and (z) if any Borrowing Request requests a Eurocurrency Borrowing in a Foreign Currency, then such request shall be ineffective.”

(f)     Section 3.22 of the Credit Agreement is hereby restated in its entirety as follows:

“SECTION 3.22. Affected Financial Institutions. No Loan Party is an Affected Financial Institution.”

(g)    Section 4.02 of the Credit Agreement is hereby amended to insert a new clause (e) therein immediately following clause (d) thereof as follows:

“(e)     If, after giving pro forma effect to such Borrowing and the receipt by the applicable Borrower of the proceeds thereof, the pro forma Leverage Ratio (calculated as of the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.04(a) or Section 5.04(b)), is greater than 3.00 to 1.00, the cash and cash equivalents maintained by the Company and its Subsidiaries as of the date of such Borrowing shall not exceed $200,000,000.”

(h)    Section 4.02 of the Credit Agreement is hereby further amended to replace the reference to “paragraphs (b) and (c) of this Section 4.02” set forth in the last sentence thereof with a reference to “paragraphs (b), (c) and (e) of this Section 4.02”.

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(i)    Section 6.05(f) of the Credit Agreement is hereby restated in its entirety as follows:

“(f)     the purchase and sale or other transfer (including by capital contribution) of (i) Receivables Assets pursuant to Permitted Receivables Financings and (ii) in connection with a Permitted Supplier Finance Facility; provided that the aggregate gross proceeds (including non-cash proceeds) of any or all assets sold, transferred, leased or otherwise disposed of in reliance upon this clause (ii) shall not exceed, in any fiscal year of the Company, U.S.$100.0 million;”

(j)    Section 6.12(a) of the Credit Agreement is hereby restated in its entirety as follows:

“(a)     On and after the Effective Date and so long as both the AXC Trigger Date and the funding of the Term Loans occur prior to the occurrence of the AXC Expiration Date: (I) 5.50 to 1.00 for the fiscal quarters ending on June 30, 2019 and September 30, 2019, (II) 5.00 to 1.00 for the fiscal quarter ending on December 31, 2019, (III) 4.50 to 1.00 for the fiscal quarter ending March 31, 2020, (IV) 4.25 to 1.00 for the fiscal quarters ending June 30, 2020, September 30, 2020 and December 31, 2020, (V) 4.00 to 1.00 for the fiscal quarters ending March 31, 2021 and June 30, 2021, (VI) 3.75 to 1.00 for the fiscal quarter ending September 30, 2021 and (VII) 3.50 to 1.00 for the fiscal quarter ending December 31, 2021 and each fiscal quarter thereafter. Notwithstanding the foregoing, only after the maximum Leverage Ratio permitted under this Section 6.12(a) has been 3.50 to 1.00 for two consecutive fiscal quarters, to the extent any Asset Disposition or any Asset Acquisition (or any similar transaction or transactions that require a waiver or a consent of the Required Lenders pursuant to Section 6.04 or Section 6.05) or incurrence or repayment of Indebtedness (excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes) has occurred during the relevant Test Period, EBITDA shall be determined for the respective Test Period on a Pro Forma Basis for such occurrences; provided further that (x) the Company may, by written notice to the Administrative Agent for distribution to the Lenders, elect to increase the maximum Leverage Ratio to 4.00 to 1.00 for a period of four consecutive fiscal quarters in connection with a Permitted Business Acquisition or a Plant Expansion occurring during the first of such four fiscal quarters if the aggregate consideration paid or to be paid in respect of such Permitted Business Acquisition or Plant Expansion exceeds $100,000,000 (each such period, an “Adjusted Covenant Period”) and (y) notwithstanding the foregoing clause (x), (i) the Company may not elect an Adjusted Covenant Period for at least two (2) full fiscal quarters following the end of an Adjusted Covenant Period before a new Adjusted Covenant Period is available again pursuant to the preceding clause (x) for a new period of four consecutive fiscal quarters and (ii) the Company may only elect one (1) Adjusted Covenant Period in respect of a Plant Expansion during the term of this Agreement.”

(k)     Section 9.24 of the Credit Agreement is hereby restated in its entirety as follows:

“SECTION 9.24.     Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each

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party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)     the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)     the effects of any Bail-In Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)     the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.”

2.     Conditions of Effectiveness.     The effectiveness of this Amendment (the “Amendment Effective Date”) is subject to the following conditions precedent:

(a)    The Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrowers, the Required Lenders and the Administrative Agent.

(b)    The Administrative Agent shall have received counterparts of the Consent and Reaffirmation attached as Exhibit A hereto duly executed by the Subsidiary Loan Parties.

(c)     The Administrative Agent shall have received for the account of each Lender that delivers its executed signature page to this Amendment by no later than the date and time specified by the Administrative Agent, an amendment fee in an amount equal to the applicable amount previously disclosed to the Lenders.

(d)     The Administrative Agent shall have received payment and/or reimbursement of the Administrative Agent’s and its affiliates’ reasonable and documented fees and expenses (including, to the extent invoiced, reasonable and documented fees and expenses of counsel for the Administrative Agent) in connection with this Amendment and the Loan Documents.

3.     Representations and Warranties of the Borrowers.     Each Borrower hereby represents and warrants as follows:

(a)     This Amendment and the Credit Agreement as modified hereby constitute legal, valid and binding obligations of such Borrower and are enforceable in accordance with their terms, subject to (i) the effects of bankruptcy, insolvency, examinership, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

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(b)     As of the date hereof and after giving effect to the terms of this Amendment, (i) no Event of Default or Default has occurred and is continuing and (ii) the representations and warranties of such Borrower set forth in Article III of the Credit Agreement, as amended hereby, are true and correct in all material respects (provided that any representation and warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects), except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

4.    Reference to and Effect on the Credit Agreement.

(a)     Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.

(b)     Each Loan Document and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c)     The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, the Loan Documents or any other documents, instruments and agreements executed and/or delivered in connection therewith.

(d)    This Amendment is a Loan Document under (and as defined in) the Credit Agreement.

5.     Governing Law; Jurisdiction. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment or any other Loan Document or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court.

6.     Headings.     Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

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7.    Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, e-mailed.pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

CHART INDUSTRIES, INC.,
as the Company

By:	/s/ Jillian C. Evanko
Name:	Jillian C. Evanko
Title:	CEO and President

CHART INDUSTRIES LUXEMBOURG S.Á R.L., as a Foreign Borrower

By:	/s/ Nicolas Schreurs
Name:	Nicolas Schreurs
Title:	Class A Director (Gérant de catégorie A)

By:	/s/ Jillian C. Harris
Name:	Jillian C. Harris
Title:	Class B Director (Gérant de catégorie B)

CHART ASIA INVESTMENT COMPANY LIMITED, as a Foreign Borrower

By:	/s/ Jilian C. Evanko
Name:	Jilian C. Evanko
Title:	Director

Signature Page to Amendment No. 1 to

Fourth Amended and Restated Credit Agreement dated as of June 14, 2019

Chart Industries, Inc.

JPMORGAN CHASE BANK, N.A., individually as a Lender, as the Swingline Lender, as the Issuing Bank and as Administrative Agent

By:	/s/ Andrew Rossman
Name:	Andrew Rossman
Title:	Vice President

Signature Page to Amendment No. 1 to

Fourth Amended and Restated Credit Agreement dated as of June 14, 2019

Chart Industries, Inc.

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Ryan Maples
Name:	Ryan Maples
Title:	Sr. Vice President

Signature Page to Amendment No. 1 to

Fourth Amended and Restated Credit Agreement dated as of June 14, 2019

Chart Industries, Inc.

FIFTH THIRD BANK, NATIONAL ASSOCIATION
as a Lender

By:	/s/ David Izard
Name:	David Izard
Title:	Senior Vice President

Signature Page to Amendment No. 1 to

Fourth Amended and Restated Credit Agreement dated as of June 14, 2019

Chart Industries, Inc.

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Brandon K. Fiddler
Name:	Brandon K. Fiddler
Title:	Senior Vice President

Signature Page to Amendment No. 1 to

Fourth Amended and Restated Credit Agreement dated as of June 14, 2019

Chart Industries, Inc.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Tiffany Calloway
Name:	Tiffany Calloway
Title:	Senior Vice President

Signature Page to Amendment No. 1 to

Fourth Amended and Restated Credit Agreement dated as of June 14, 2019

Chart Industries, Inc.

BMO HARRIS BANK, N.A.,
as a Lender

By:	/s/ Josh Hovermale
Name:	Josh Hovermale
Title:	Director

Signature Page to Amendment No. 1 to

Fourth Amended and Restated Credit Agreement dated as of June 14, 2019

Chart Industries, Inc.

CITIZENS BANK, N.A.,
as a Lender

By:	/s/ Karmyn Paul
Name:	Karmyn Paul
Title:	Vice President

Signature Page to Amendment No. 1 to

Fourth Amended and Restated Credit Agreement dated as of June 14, 2019

Chart Industries, Inc.

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Chris Burns
Name:	Chris Burns
Title:	Senior Vice President

Signature Page to Amendment No. 1 to

Fourth Amended and Restated Credit Agreement dated as of June 14, 2019

Chart Industries, Inc.

MUFG UNION BANK, N.A., as a Lender

By:	/s/ Spencer Hughes
Name:	Spencer Hughes
Title:	Managing Director

Signature Page to Amendment No. 1 to

Fourth Amended and Restated Credit Agreement dated as of June 14, 2019

Chart Industries, Inc.

CIBC BANK USA, as a Lender

By:	/s/ Samir D. Desai
Name:	Samir D. Desai
Title:	Managing Director

Signature Page to Amendment No. 1 to

Fourth Amended and Restated Credit Agreement dated as of June 14, 2019

Chart Industries, Inc.

BBVA USA, an Alabama banking corporation, as a Lender

By:	/s/ Heather Allen
Name:	Heather Allen
Title:	Senior Vice President

Signature Page to Amendment No. 1 to

Fourth Amended and Restated Credit Agreement dated as of June 14, 2019

Chart Industries, Inc.

CAPITAL ONE, N.A., as a Lender

By:	/s/ Paul Isaac
Name:	Paul Isaac
Title:	Duly Authorized Signatory

Signature Page to Amendment No. 1 to

Fourth Amended and Restated Credit Agreement dated as of June 14, 2019

Chart Industries, Inc.

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Jake Dowden
Name:	Jake Dowden
Title:	Authorized Signatory

Signature Page to Amendment No. 1 to

Fourth Amended and Restated Credit Agreement dated as of June 14, 2019

Chart Industries, Inc.

CREDIT SUISSE AG, Cayman Islands Branch, as a Lender

By:	/s/ Nupur Kumar
Name:	Nupur Kumar
Title:	Authorized Signatory

By:	/s/ Brady Bingham
Name:	Brady Bingham
Title:	Authorized Signatory

Signature Page to Amendment No. 1 to

Fourth Amended and Restated Credit Agreement dated as of June 14, 2019

Chart Industries, Inc.

FIRST HORIZON BANK (f/k/a Capital Bank), as a Lender

By:	/s/ Terence J Dolch
Name:	Terence J Dolch
Title:	Senior Vice President

Signature Page to Amendment No. 1 to

Fourth Amended and Restated Credit Agreement dated as of June 14, 2019

Chart Industries, Inc.

SYNOVUS BANK, as a Lender

By:	/s/ Chandra Cockrell
Name:	Chandra Cockrell
Title:	Relationship Manager

Signature Page to Amendment No. 1 to

Fourth Amended and Restated Credit Agreement dated as of June 14, 2019

Chart Industries, Inc.

EXHIBIT A

Consent and Reaffirmation

Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Amendment No. 1 to the Fourth Amended and Restated Credit Agreement (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of November 3, 2017, by and among Chart Industries, Inc., a Delaware corporation (the “Company”), Chart Industries Luxembourg S.à r.l., a private limited liability company (société à responsabilité limitée), incorporated under the laws of Luxembourg (“Chart Luxembourg”), Chart Asia Investment Company Limited, a private limited company incorporated under the laws of Hong Kong (“Chart Hong Kong” and, together with the Company and Chart Luxembourg, the “Borrowers”), the Lenders and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), which Amendment No. 1 is dated as of April 20, 2020 and is by and among the Borrowers, the financial institutions listed on the signature pages thereof and the Administrative Agent (the “Amendment”). Capitalized terms used in this Consent and Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement. Without in any way establishing a course of dealing by the Administrative Agent or any Lender, each of the undersigned consents to the Amendment and reaffirms the terms and conditions of the Collateral Agreement and any other Loan Document executed by it and acknowledges and agrees that the Collateral Agreement and each and every such Loan Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed. All references to the Credit Agreement contained in the above-referenced documents shall be a reference to the Credit Agreement as so modified by the Amendment and as the same may from time to time hereafter be amended, modified or restated.

Dated April 20, 2020

[Signature Page Follows]

IN WITNESS WHEREOF, this Consent and Reaffirmation has been duly executed and delivered as of the day and year above written.

CHART INC., as a Guarantor and Subsidiary Loan Party (in each capacity)

By:	/s/ Jillian C. Evanko
Name:	Jillian C. Evanko
Title:	Chairman and President

CHART ENERGY & CHEMICALS, INC.

CHART COOLER SERVICE COMPANY, INC.

RCHPH HOLDINGS, INC.

PREFONTAINE PROPERTIES, INC.

SKAFF CRYOGENICS, INC., each as a Guarantor and Subsidiary Loan Party (in each capacity)

By:	/s/ Jillian C. Evanko
Name:	Jillian C. Evanko
Title:	Chairman and CEO

CHART INTERNATIONAL HOLDINGS, INC., as a Guarantor and Subsidiary Loan Party (in each capacity)

By:	/s/ Jillian C. Evanko
Name:	Jillian C. Evanko
Title:	Chairman, CEO and President

Signature Page to Consent and Reaffirmation to Amendment No. 1 to

Fourth Amended and Restated Credit Agreement dated as of June 14, 2019

Chart Industries, Inc.

CHART ASIA INC.

HUDSON PRODUCTS HOLDINGS INC.

COFIMCO USA, INC.

HUDSON PRODUCTS MIDDLE EAST LLC

HUDSON PARENT CORPORATION

HUDSON PRODUCTS CORPORATION, each as a Guarantor and Subsidiary Loan Party (in each capacity)

By:	/s/ Jillian C. Evanko
Name:	Jillian C. Evanko
Title:	Chairman

CHART INTERNATIONAL, INC., as a Guarantor and Subsidiary Loan Party (in each capacity)

By:	/s/ Jillian C. Evanko
Name:	Jillian C. Evanko
Title:	CEO

THERMAX, INC., as a Guarantor and Subsidiary Loan Party (in each capacity)

By:	/s/ Jillian C. Evanko
Name:	Jillian C. Evanko
Title:	Chairman and Chief Operating Officer

CRYO-LEASE, LLC E&C FINFAN, INC., each as a Guarantor and Subsidiary Loan Party (in each capacity)

By:	/s/ Jillian C. Evanko
Name:	Jillian C. Evanko
Title:	President and CEO

Signature Page to Consent and Reaffirmation to Amendment No. 1 to

Fourth Amended and Restated Credit Agreement dated as of June 14, 2019

Chart Industries, Inc.

SKAFF, LLC, as a Guarantor and Subsidiary Loan Party (in each capacity)

By:	/s/ Jillian C. Evanko
Name:	Jillian C. Evanko
Title:	President and Chief Operating Officer

Signature Page to Consent and Reaffirmation to Amendment No. 1 to

Fourth Amended and Restated Credit Agreement dated as of June 14, 2019

Chart Industries, Inc.